      As filed with the Securities and Exchange Commission on October 19, 1998
                                               Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                               -----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                               -----------------------
                           FIRSTWORLD COMMUNICATIONS, INC.
                (Exact name of registrant as specified in its charter)


                  DELAWARE                                33-0521976
       (State or other jurisdiction                  (I.R.S. Employer
    of incorporation or organization)              Identification No.)

                              -------------------------
                            9333 GENESEE AVENUE, SUITE 200
                             SAN DIEGO, CALIFORNIA 92121
                                    (619) 552-8010
(Address of principal executive offices, including zip code, and telephone number)

             SPECTRANET INTERNATIONAL 1995 INCENTIVE STOCK OPTION PLAN
                      SPECTRANET INTERNATIONAL 1997 STOCK PLAN
                              (Full title of the plans)
                              -------------------------


             ROBERT E. RANDALL                          Copies to:
         Executive Vice President                   DAVID A. HAHN, ESQ.
     FIRSTWORLD COMMUNICATIONS, INC.                 LATHAM & WATKINS
      9333 GENESEE AVENUE, SUITE 200            701 "B" STREET, SUITE 2100
       SAN DIEGO, CALIFORNIA 92121             SAN DIEGO, CALIFORNIA 92101
              (619) 552-8010                          (619) 236-1234
(Name, address, including zip code, and
telephone number, including area code, of agent for service)

                                                       CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
      Title of Securities                      Amount          Proposed Maximum     Proposed Maximum           Amount of
        to be Registered                       to be            Offering Price     Aggregate Offering       Registration
                                             Registered(1)         Per Share              Price                  Fee
------------------------------------------------------------------------------------------------------------------------------
Series B Common Stock, $.0001 par value        2,217,583         $.15 - $4.50(2)     $5,687,625.62(2)         $1,677.85
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant's Series B Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Series B Common Stock.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457. The price per share and aggregate offering price are based upon (a) the actual exercise price, for shares subject to outstanding stock options previously granted under the SpectraNet International 1995 Incentive Stock Option Plan and the SpectraNet International 1997 Stock Plan; and (b) the book value calculated as of June 30, 1998, for shares available for grant under the SpectraNet International 1995 Incentive Stock Option Plan and the SpectraNet International 1997 Stock Plan. The following chart shows the calculation of the registration fee:



 Type of Shares                                      Number of Shares     Offering Price per Share  Aggregate Offering Price
-----------------------                             -----------------     ------------------------  -------------------------
 Series B Common Stock issuable pursuant to
 outstanding options under the SpectraNet
 International 1995 Incentive Stock Option Plan      87,000               $   .15                    $   13,050.00
 Series B Common Stock issuable pursuant to
 outstanding options under the SpectraNet
 International 1995 Incentive Stock Option Plan      214,000              $   .25                    $   53,500.00
 Series B Common Stock issuable pursuant to
 outstanding options under the SpectraNet
 International 1995 Incentive Stock Option Plan      341,400              $   .50                    $  170,700.00
 Series B Common Stock issuable pursuant to
 outstanding


                                         1


 options under the SpectraNet International
 1995 Incentive Stock Option Plan                     97,300              $ 4.50                     $  437,850.00
 Series B Common Stock issuable pursuant to
 outstanding options under the SpectraNet
 International 1997 Stock Plan                       721,960              $ 3.00                     $2,165,880.00
 Series B Common Stock issuable pursuant to
 outstanding options under the SpectraNet
 International 1997 Stock Plan                       571,535              $ 4.50                     $2,571,907.50
 Series B Common Stock available for grant under
 the SpectraNet International 1995 Incentive Stock
 Option Plan                                             800              $ 1.49                     $    1,192.00
 Series B Common Stock available for grant under
 the SpectraNet International 1997 Stock Plan        183,588              $ 1.49                     $  273,546.12

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------


                                        PART I

ITEM 1.   PLAN INFORMATION.

          Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Not required to be filed with this Registration Statement.


                                       PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The prospectus contained in the Registration Statement on Form S-4 (No. 333-57829) filed by FirstWorld Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on June 26, 1998, as amended through the date hereof (the "Form S-4"), is hereby incorporated by reference into this Registration Statement. The Company has not filed, and has not been required to file, an annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as of the date hereof. A description of the Company's Series B Common Stock, which is contained in the Form S-4, including any amendments or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Six Latham & Watkins attorneys own an aggregate of 57,351 shares of Series B Common Stock, warrants to purchase an aggregate of 9,634 shares of Series B Common Stock and options to purchase 15,000 shares of Series B Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The General Corporation Law of the State of Delaware (the "DGCL") permits a Delaware corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. The DGCL also provides that a corporation may advance the expenses of defense (upon receipt of a written undertaking to reimburse the corporation if it is ultimately determined that such individual is not entitled to indemnification) and must reimburse a successful defendant for expenses, including attorneys' fees, actually and reasonably incurred. The DGCL further provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, except only to the extent a court determines that the person is entitled to indemnify for such expenses that such court deems proper. The DGCL also permits a corporation to purchase and maintain liability insurance for its directors and officers.

          The Company's Certificate of Incorporation and bylaws provide that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented from time to time, indemnify all directors and officers and all other persons whom it has authority to indemnify under Section 145 of the DGCL. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify the officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company maintains insurance on behalf of its directors and officers, insuring them against liabilities that they may incur in such capacities or arising out of such status.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 19, 1998.

                         FirstWorld Communications, Inc.


                         By:  /s/  DONALD L. STURM
                             --------------------------------
                                   DONALD L. STURM
                                   CHAIRMAN OF THE BOARD OF DIRECTORS

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert E. Randall his true and lawful attorney-in-fact, acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




            SIGNATURE                                  TITLE                                DATE
            ----------                                 ------                              ------
      /s/    SHELDON S. OHRINGER         President, Chief Executive Officer           October 19, 199
-----------------------------------      and Director (Principal Executive
             Sheldon S. Ohringer         Officer)

      /s/   ROBERT E. RANDALL            Executive Vice President, Chief              October 19, 1998
-----------------------------------      Operating Officer, Acting Chief
            Robert E. Randall            Financial Officer and Director
                                         (Principal Financial Officer)

      /s/   DENNIS M. MULROY             Vice President, Finance and                  October 19, 1998
-----------------------------------      Administration (Principal Accounting
            Dennis M. Mulroy             Officer)

      /s/  DONALD L. STURM               Chairman of the Board                        October 19, 1998
-----------------------------------
           Donald L. Sturm

      /s/   C. KEVIN GARLAND             Director                                     October 19, 1998
-----------------------------------
            C. Kevin Garland

      /s/    RODNEY MALCOLM              Director                                     October 19, 1998
-----------------------------------
             Rodney Malcolm

      /s/    JAMES O. SPITZENBERGER      Director                                     October 19, 1998
-----------------------------------
             James O. Spitzenberger

      /s/    MELANIE STURM               Director                                     October 19, 1998
-----------------------------------
             Melanie Sturm

      /s/    JOHN C. STISKA              Director                                     October 19, 1998
-----------------------------------
             John C. Stiska


                                    EXHIBIT INDEX


 EXHIBIT

 4.1 SpectraNet International 1995 Incentive Stock Option Plan and related form of option agreement (1)

 4.2 SpectraNet International 1997 Stock Plan and related form of option agreement (1)

 5.1       Opinion of Latham & Watkins.

 23.1      Consent of PricewaterhouseCoopers LLP.

 23.2      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

 24.1      Power of Attorney (included on signature page hereto).


(1) Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-57829) filed with the Commission on June 26, 1998.